Exhibit (i)(1)

1(415) 856-7007

davidhearth@paulhastings.com

January 22, 2016

VIA EDGAR

TCW Funds, Inc.

865 South Figueroa Street, Suite 1800

Los Angeles, CA 90017

Re: TCW Funds, Inc. - File Nos. 033-52272 and 811-07170

Ladies and Gentlemen:

We hereby consent to the inclusion of our law firm’s name as counsel to TCW Funds, Inc. (the “Registrant”), as shown in Post-Effective Amendment No. 95 to the Registrant’s Registration Statement on Form N-1A.

Very truly yours,

/s/ David A. Hearth
David A. Hearth
for PAUL HASTINGS LLP